UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 13, 2017

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

726 Bell Avenue, Suite 301, Carnegie PA	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On June 13, 2017, upon the recommendation of the Nominating and Governance Committee of Ampco-Pittsburgh Corporation (the “Corporation”) and in accordance with the Corporation’s Articles of Incorporation and its Amended and Restated Bylaws, the Board of Directors of the Corporation (the “Board”) increased the size of the Board from eleven to thirteen and appointed Ms. Elizabeth A. Fessenden and Ms. Ann E. Whitty to fill the newly created directorships, effective as of August 10. Ms. Whitty was appointed to the class of the directors whose term expires at the Corporation’s 2018 meeting of shareholders, and Ms. Fessenden was appointed to the class of directors whose term expires at the Corporation’s 2019 meeting of shareholders. It has not been determined which, if any, board committees on which Ms. Fessenden or Ms. Whitty will serve. There are no arrangements or understandings between either Ms. Fessenden or Ms. Whitty and any other person pursuant to which she was selected as a director. The Corporation is not aware of any transaction in which Ms. Fessenden or Ms. Whitty has an interest, requiring disclosure under Item 404(a) of Regulation S-K. As compensation for their service on the Corporation’s Board, Ms. Fessenden and Ms. Whitty will receive compensation consistent with the Corporation’s current compensatory arrangement for non-employee directors, as described under the heading “Director Compensation” in the Corporation’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2017.

Ms. Fessenden served in a number of leadership positions at Alcoa Inc. from 1977 to 2005. She has been a member of the board of directors of Quarles Petroleum since January of 2015. She also served as a director or Cardno from 2014 to 2015 and of O’Brien & Gere, from 2008 to 2014. Ms. Fessenden also served on the advisory board of Alloy Polymers and the board of directors of Polymer Group Inc. Ms. Fessenden’s extensive operations experience in the metals industry, her many years of service as a director of companies, and her broad leadership experience led the Board to conclude that she should serve as a director.

Ms. Whitty retired from Alcoa Inc. in 2010, where she had served in a number of leadership positions for 30 years, including, most recently, as the President of China Rolled Products. Since 2010, Ms. Whitty has been serving as the CEO of Ann Whitty Consulting, L.L.C., providing C-level advisory services. Ms. Whitty’s experience as a senior executive in global industrial businesses in the metals industry and her skills in risk assessment, business and process improvement led the Board to conclude that she should serve as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: June 15, 2017	By:	/s/ Maria Trainor
Maria Trainor
Vice President, General Counsel and Secretary